PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is executed by and between Capital Business Funding, LLC, a South Carolina limited liability company, having a mailing address at Post Office Box 1813, Spartanburg, South Carolina 29304 (hereinafter referred to as "Purchaser") and Guerrilla RF, Inc., a Delaware Corporation, located at 1196 Pleasant Ridge Suite 5 Greensboro, NC 27409 (hereinafter referred to as "Seller"). Seller and Purchaser agree to the following terms and conditions (with defined terms set forth in the addendum hereto):

1. **Purchase and Sale of Accounts Receivable**. For the consideration hereinafter set forth and subject to the terms and conditions contained herein, Seller hereby agrees to sell, transfer, convey, assign and deliver to Purchaser as absolute owner thereof, and Purchaser hereby agrees (subject to Purchaser's right to accept or reject such Accounts Receivable as set forth in Section 2 hereinbelow) to purchase and receive from Seller all of Seller's right, title and interest in and to some amount of Seller's accounts receivable arising from the sale of goods and services or the providing of services in the ordinary course of Seller's operations and business. The Seller has the right to determine which accounts receivables it will sell to Purchaser. In addition to the Accounts Receivable purchased, Seller shall be deemed to have sold and assigned all incidental rights with respect thereto, including any guarantees.

Seller acknowledges that the fees set forth herein are a discount for value and in no event constitute interest or a similar charge, and that the transactions described in this Agreement are not transactions for the use, forbearance or retention of money. The fees have been agreed upon by the parties and represent a reasonable and customary fair market value discount.

2. **Sale Procedure**. Prior to the sale of any Account Receivable for an Account Debtor, Seller shall submit to Purchaser a credit application approved by Seller, on a form acceptable to Purchaser or allow Purchaser to execute a credit application on behalf of Seller, prior to Purchaser accepting any Account Debtor. In the event an Account Debtor does not meet Purchaser's credit requirements, in Purchaser's sole discretion, Purchaser shall notify Seller that it will not purchase Accounts Receivable generated from such Account Debtor. If any Account Debtor is approved by Purchaser, Seller shall submit to Purchaser Accounts Receivable after Seller has verified the validity of all charges, together with an Invoice Listing in the form attached as Exhibit "A". The decision to accept or reject any Account Receivable offered for sale shall rest within the sole and exclusive discretion of Purchaser. If Accounts Receivable are accepted by Purchaser, funds will be advanced thereon (as provided herein) by Purchaser within two (2) business days of receipt and verification. Upon receiving notice that Purchaser accepts for purchase any Account Receivable, Seller shall not vary or seek to modify the terms of the Account Receivable.

3. **Purchase Price and Payment**. Purchaser shall advance the face amount of the applicable Account Receivable, subject to the Reserve (and minus the Applicable Discount Fee as to such Account Receivable, should Purchaser determine to charge such fee in advance, and minus any Applicable Discount Fee or Handling Fee unpaid on any previously purchased Account Receivable). Reserves shall be placed in the Escrow Account. The Purchase Price shall be the face amount of the Accounts Receivable, less the Handling Fee and the Applicable Discount Fee, and is subject to adjustment as hereinafter provided. As a general rule, Reserves shall be released (less any amounts due to Purchaser hereunder, including the Applicable Discount Fee and Handling Fee) as often as deemed appropriate by the Purchaser, in Purchaser's sole discretion. Purchaser may increase or decrease the amount of such Reserve at any time and from time to time if it deems it necessary in order to protect its interests: for example, from contingencies, disputes, potential breach of warranties, or the like that may exist or which Purchaser may reasonably anticipate might arise in the future. Payments received will be credited to specific invoices when credit is given by Purchaser's bank, not to exceed five (5) Business Days. It is the intention of the parties hereto that the transactions contemplated hereby shall constitute a purchase of accounts under the Uniform Commercial Code of South Carolina.

4. **Notice of Assignment**. Upon Purchaser's request, Seller shall notify each Account Debtor of the contemplated sale by insuring that each invoice bears the following language, conspicuously placed, which language may be modified or amended at Purchaser's request from time to time:

> This invoice has been assigned, sold and is payable only at the office of Capital Business Funding, LLC located at Post Office Box 1813, Spartanburg, South Carolina 29304. In the event of any dispute as to quantity, quality or otherwise, notification must be given to Capital Business Funding, LLC, in writing, within five (5) days of receipt of goods or rendition of services. Remittance to any other party may result in your continued liability to Capital Business Funding, LLC for this invoice.

Seller agrees to use its best efforts to assist Purchaser in procuring the Account Debtor's acknowledgment and acceptance if so requested by Purchaser. Purchaser's inability, for whatever reason, to receive Account Debtor's acknowledgment and acceptance may result in the rejection of the Accounts Receivable submitted for purchase or revocation of a conditional approval to purchase Accounts Receivable without any obligation or liability on the part of Purchaser. Absent Purchaser's request that Seller notify each Account Debtor of the sale by Seller of its Accounts Receivable to Purchaser hereunder, Seller shall require that all payments on Accounts Receivable be remitted payable to Capital Business Funding, LLC, at Post Office Box 1813, Spartanburg, South Carolina 29304.

5. **Security.** In order to secure the payment of all indebtedness and obligations of Seller to Purchaser, including, but not limited to the Handling Fee, whether presently existing or hereafter arising, Seller hereby grants to Purchaser a security interest in and lien upon the Collateral (as defined in the Addendum). Seller agrees to comply with all appropriate laws in order to perfect Purchaser's security interest in and to the Collateral, to execute any financing statements, continuations thereof, amendments thereto or additional documents as Purchaser may require. The occurrence of any Event of Default shall entitle Purchaser to all of the default rights and remedies (without limiting the other rights and remedies exercisable by Purchaser either prior or subsequent to an Event of Default) as available to a secured party under the Uniform Commercial Code in effect in any applicable jurisdiction. Purchaser shall have the rights and remedies provided in this Agreement and in accordance with general law. The security interest and lien granted in this paragraph shall remain in full force and effect until all the Accounts Receivable purchased hereunder are paid in full and all obligations owed to Purchaser are satisfied. The rights assigned do not constitute any obligation being assumed by Purchaser. Seller agrees to execute and deliver, without delay, any document or take any action requested by Purchaser to protect Purchaser's interest in the purchased Accounts Receivable or to perfect the assignment thereof. Seller hereby agrees that until all Accounts Receivable have been paid in full to Purchaser, Seller shall not permit any liens on any of the Collateral, except those in favor of Purchaser, nor will Seller sell or transfer any of the Collateral to any third party. Seller authorizes Purchaser to file any and all UCC financing statements against Seller and the Collateral that Purchaser deems appropriate.

6. **Seller's Representations.** As an inducement for Purchaser to purchase Accounts Receivable from Seller, Seller hereby represents, warrants and covenants to Purchaser that, and furthermore, acknowledges that, each such representation, warranty and covenant shall be made at any and every time any Account Receivable is offered to Purchaser for sale that:

(a) If Seller is operating under a trade or assumed name, said name has been filed with the proper authorities and each name has been provided, in writing, to Purchaser.

(b) Seller has good, clear and undisputed exclusive title to the Accounts Receivable offered for sale to Purchaser hereunder, and such sale will vest absolute ownership to such Accounts Receivable in Purchaser, free and clear of any lien, encumbrances, claims or security interest of any kind or nature.

(c) Each Account Receivable sold and assigned to Purchaser shall be a current Account Receivable based upon a bona fide sale and the delivery and acceptance of merchandise or performance of services by Seller to an Account Debtor and shall be an unconditional, valid and enforceable obligation of the Account Debtor, with no claim, offset, allowance, discount, deduction, dispute, contingency or counterclaim, which could reduce the amount of such Account Receivable, affect the validity thereof, or hinder Purchaser's ability to collect or receive payment of the full face amount of said Account Receivable.

(d) No Account Debtor on any Account Receivable is a shareholder, director, Partner or agent of the Seller, or is a person or entity controlling, controlled by or under common control with the Seller.

(e) All information furnished by Seller to Purchaser, including, but not limited to, past histories of the payment of Account Debtors, and any and all information given to Purchaser in connection with the Accounts Receivable, is true, complete and accurate in all material respects, and contains no material omissions, misstatements or misrepresentations.

(f) Seller is the sole and absolute owner of any other Collateral in which Purchaser is given a security interest and has good right and authority to grant a security interest to Purchaser in such Collateral and there is no presently outstanding adverse lien, security interest or encumbrance in or on the Collateral or proceeds and there is no financing statement covering the Collateral or proceeds on file in any public office except as shown on the exhibit attached hereto.

(g) All financial records (including, but not limited to, balance sheets, income statements, federal income tax returns, and Accounts Receivable agings, listing or reports) which may have been or may hereafter be furnished to Purchaser by Seller to induce Purchaser to enter into this Agreement or to purchase Accounts Receivable, shall fairly and accurately represent in all material respects the financial conditions and operating results of Seller as of the dates or for the periods stated thereon. Such financial records shall be accurate and correct in all material respects and complete insofar as necessary to give Purchaser a true and accurate knowledge of the subject matter.

(h) All Accounts Receivable sold by Seller to Purchaser shall be properly reflected in all material respects on the books of Seller.

(i) If Seller should change the location of the principal office or the offices wherein the books and records of Seller are kept, Seller shall promptly notify Purchaser in writing of such change.

(j) Seller shall promptly advise Purchaser in writing if Seller's name or state of organization is changed.

(k) Seller is solvent and in good standing in the State of its organization.

(l) Seller's present intent is not to seek protection under any bankruptcy laws.

7. **Recourse To Seller.** Under the circumstances set forth herein, Purchaser may, in its sole discretion, require Seller to take any or all of the actions provided for below. The provisions of this Section are cumulative to and may be exercised concurrently with any other rights, powers or remedies of Purchaser.

(a) In the event an Account Receivable purchased by Purchaser is not paid in full by the Account Debtor for any reason (or for no reason), during the Maximum Discount Period, or in the event an Account Debtor objects to the quality of property sold or services performed by Seller, or rejects or fails or refuses to accept or receive any property or services represented by any Account Receivable purchased by Purchaser, Purchaser may require the Seller to promptly repurchase such Account Receivable from Purchaser (i) by payment to Purchaser of the amount represented by Purchaser to be owing on such Account Receivable or (ii) by providing Purchaser with a Replacement Account in substitution therefor or (iii) by Purchaser charging Seller's Reserve from the Escrow Account. The method of repayment or replacement shall be determined by Purchaser in its sole discretion. If Seller provides Purchaser with an acceptable Replacement Account, Purchaser shall transfer all of its right, title and interest in such unpaid Account Receivable to Seller.

(b) In the event an Account Debtor suspends business, requests a general extension of time within which to pay debts or makes an assignment for the benefit of creditors, or if a petition in bankruptcy for liquidation or reorganization under the Bankruptcy Code, or a similar petition under state law, is filed by or with respect to an Account Debtor, a creditor's committee is appointed with respect to an Account Debtor, or if an event occurs amounting to a general business failure of an Account Debtor, Purchaser may require that Seller promptly repurchase from Purchaser all Accounts Receivable on which such Account Debtor is obligated (i) by payment to Purchaser of the amount represented by Purchaser to be owing on such Accounts Receivable or (ii) by providing Purchaser with Replacement Accounts in substitution therefor or (iii) by Purchaser charging Seller's Reserve from the Escrow Account.

8. **Power of Attorney.** In order to carry out the intention of the parties hereto, Seller hereby irrevocably appoints Purchaser, or any person designated by Purchaser, as its attorney in fact, which agency is coupled with an interest and which appointment shall be irrevocable until all obligations Seller owes Purchaser are satisfied, with the express authority to (i) sign and endorse on behalf of Seller all checks, drafts and other forms of payment received by Purchaser, waiving any notice of presentment and dishonor, whether or not said checks represent payment on purchased Accounts Receivable, (ii) receive, open and dispose of Seller's mail received at Purchaser's address, (iii) strike out Seller's address on any billing or statement sent to an Account Debtor and substitute Purchaser's address, (iv) in Seller's name demand, sue for, collect and give releases for any and all monies due on or to become due on purchased Accounts Receivable, (v) compromise, prosecute, or defend any and all things necessary and proper to carry out this Agreement, specifically including, but not limited to, executing any documents necessary to perfect or continue the perfection of the security interest granted herein, (vi) verify the amounts and validity of all information by conducting random audit verifications directly with account debtors via phone, e-mail, mail, fax or any other method of communication.

9. **Payments Received by Seller.** Should Seller receive payment of all or any portion of an Account Receivable sold pursuant to this Agreement, Seller shall immediately notify Purchaser of the receipt of the payment, hold said payment in trust for Purchaser separate and apart from Seller's own property and funds, and shall deliver said payment to Purchaser without delay in the identical form in which received. Should Seller receive a check or other instrument of payment representing payment of amounts due to both Purchaser and Seller, Seller shall surrender said check or payment instrument to Purchaser.

10. **Remedies Upon Default.** Upon the occurrence of an Event of Default, Purchaser may resort to any one or more of the Remedies. The employment of any particular Remedy shall not prevent the concurrent or subsequent employment of any other appropriate Remedy or Remedies.

11. **Financial Statements.** Seller agrees to keep proper books of record in accordance with generally accepted accounting principles and practices, which books shall at all times be open to inspection by Purchaser. In addition, Seller shall furnish Purchaser upon request any prior or current income statement, balance sheet, tax return and report, along with any other supplementary financial information requested. Purchaser shall have the right, at all times during normal business hours, without prior written notice, to examine and make extracts from all books and records of Seller. Purchaser shall treat all such information as confidential and proprietary and shall not disclose such information, except to its financial and legal advisors on a confidential basis, or as required by law, in which case it shall provide written notice of such disclosure.

12. **Reimbursable Expenses.** In the course of performing its functions with respect to the investigation, approval, purchase and collection of Accounts Receivable purchased from or offered for sale by Seller, Purchaser may incur extraordinary expenses, including, but not limited to, UCC search and filing fees, and legal fees, which shall be reimbursed to Purchaser by Seller or deducted from the proceeds payable on a purchased Account Receivable.

13. **Account Debtor Claims.** Seller shall notify Purchaser of the assertion of any claim, including any defenses, dispute or offset by an Account Debtor with respect to an Account Receivable purchased by and assigned to Purchaser or the merchandise or service relating thereto within twenty-four (24) hours after receiving such information. In the event of any Account Debtor claim or breach by Seller of any representation hereunder as to an Account Receivable purchased by and assigned to Purchaser, Seller shall pay the unpaid balance of said Account Receivable in accordance with the provisions of paragraph 7 above. In the event the claim is not settled within sixty (60) days after notice to Purchaser of the claim, Purchaser reserves the right to settle and compromise such Account Debtor claims and Seller hereby specifically agrees to the terms, conditions and provisions of any and all settlements, compromises and other agreements, oral or written, entered into by Purchaser and Purchaser shall be deemed authorized to execute all releases, settlements or compromise agreements, and receive, for and in Seller's name, all money and property that Purchaser may receive in settlement, release or compromise of Account Debtor claims. The foregoing is discretionary upon the part of Purchaser, and Seller shall have no right to demand or require Purchaser's exercise of the aforesaid rights. Notwithstanding delivery of such notice, Purchaser's failure to agree shall not otherwise adversely affect any right(s) of Purchaser or Seller's waiver(s) herein.

14. **Attorney's Fees.** In the event that Purchaser retains counsel for the purpose of enforcing any rights inuring to Purchaser arising out of the relationship between Seller and Purchaser and this Agreement, Seller agrees to pay all reasonable attorney's fees, courts costs and expenses incurred by Purchaser or its counsel at all trial and/or appellate levels. Seller also acknowledges that Purchaser may charge and/or setoff against Seller's Reserve all such fees and costs as they are incurred. Notwithstanding the existence of any law, statute, rule, or procedure in any jurisdiction which may provide Seller with a right to attorney's fees or costs, Seller hereby waives any and all rights to hereafter seek attorney's fees or costs thereunder and Seller agrees that Purchaser exclusively shall be entitled to indemnification and recovery of any and all attorney's fees or costs in respect to any litigation based hereon, arising out of, or related hereto, whether under, or in connection with, this and/or any agreement executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party.

15. **Notice.** Except for routine day to day business communications, any notice or communication required hereunder shall be in writing and given by personal delivery or delivery service or sent by regular, registered, or certified mail, postage prepaid to the addressee at the address shown below or at the most current address that the party has from time to time designated in writing:

Address for Purchaser:

Capital Business Funding, LLC
Post Office Box 1813
Spartanburg, South Carolina 29304
Attn: President

Address for Seller:

Guerilla RF, Inc.
1196 Pleasant Ridge,Suite 5
Greensboro, NC 27409
Attn: President

16. **Term**. This Agreement shall be effective unless terminated by Seller by delivery to Purchaser of written notice of termination, by registered or certified mail, not less than ninety(90) days prior to the proposed termination date or by Purchaser by delivery to Seller of written notice of termination, by registered or certified mail, not less than ninety (90) days prior to the proposed termination date. In addition, Purchaser shall have the right to terminate this Agreement at any time without prior written or oral notice upon the occurrence of an Event of Default. Upon the effective date of termination, all of Seller's obligations, whether incurred under this Agreement or any amendment or supplement thereto or otherwise, shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all of Seller's obligations of every nature whatsoever shall have been fully paid and satisfied, Purchaser shall retain Purchaser's security interest in and title to all existing and future Accounts Receivable and other Collateral held by Purchaser hereunder. Until final termination following the notice thereof, Purchaser shall be under no obligation to make any further Advances or purchase any Account Receivable with respect thereto. In addition, any termination of this Agreement shall not serve to release any security interest granted herein until all Accounts Receivable purchased hereunder and all indebtedness of Seller to Purchaser have been paid in full nor shall such termination affect any of the obligations incurred by the parties hereto.

17. **Indemnification**. Seller agrees to promptly and immediately upon demand indemnify, defend and save Purchaser harmless from and against any and all liability, claims, suits, demands, damages, judgments, costs, interest and expenses (including, but not limited to attorney's fees and costs) to which Purchaser may be subject or suffer by reason of any liability or claim arising or resulting from Seller's acts or omission to do any act. This paragraph 17 shall survive termination of this Agreement.

18. **Binding on Future Parties**. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

19. **No Waiver**. Failure by Purchaser to exercise any of Purchaser's rights or remedies hereunder shall not be deemed to be a waiver by Purchaser of such or any other rights or remedies, nor in any manner impair the subsequent exercise of the same or any other rights or remedies, and any waiver by Purchaser of any default hereunder shall not constitute a waiver of any subsequent default.

20. **Severability**. Each and every provision, condition, covenant and representation contained in this Agreement is and shall be construed to be a separate and independent covenant and agreement. In the event any term or provision of this Agreement shall to any extent be declared illegal, contrary to law, invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and this Agreement shall continue in full force and effect as though such term or provision had not been incorporated herein.

21. **Miscellaneous**.

(a) This Agreement is deemed made and shall be governed, interpreted and construed in accordance with the laws of the State of South Carolina.

(b) Purchaser's books and records shall be admissible in evidence without objection as conclusive evidence of the status of the Accounts Receivable between Purchaser and Seller. Each statement, report, or accounting rendered or issued by Purchaser to Seller shall be deemed conclusively accurate and binding on Seller unless within fifteen (15) days after the date of issuance Seller notifies Purchaser to the contrary by registered or certified mail, setting forth with specificity each reason why Seller believes such statement, report, or accounting or any portion thereof is inaccurate, what Seller believes to be correct amount(s) therefor, and supplies detailed, written support for its objection(s). Seller's failure to receive any monthly statement shall not relieve it of the responsibility to request such statement and Seller's failure to do so shall nonetheless bind Seller to whatever Purchaser's records would have reported.

(c) Seller may not assign this Agreement or any of Seller's rights hereunder to any person without Purchaser's prior written consent and this Agreement shall be deemed to be one of financial accommodation and not assumable by any debtor, trustee or debtor-in-possession in any bankruptcy proceeding without Purchaser's express written consent and may be suspended in the event a petition in bankruptcy is filed by or against Seller.

(d) Each of the parties to this Agreement expressly submits and consents to the exclusive jurisdiction of the state and federal courts of the State of South Carolina or, at Purchaser's sole and exclusive discretion, the courts of the state in which Seller resides, and agrees that if suit be filed in South Carolina, venue shall lie exclusively in the County of Spartanburg, South Carolina with respect to any controversy arising under, out of, or relating to, this Agreement, any amendment or supplement thereto or to any transactions in connection therewith whether asserted by way of claim, counterclaim, cross claim or otherwise.

(e) Seller acknowledges that there is no, and it will not seek or attempt to establish any, fiduciary relationship between Purchaser and Seller, and Seller waives any right to assert, now or in the future, the existence or creation of any fiduciary or joint venture relationship between Purchaser and Seller in any action or proceeding (whether by way of claim, counterclaim, cross claim or otherwise) for damages.

(f) This Agreement is a complete and final agreement, reflects Seller's and Purchaser's mutual understanding, supersedes any prior agreement or understanding between the parties, and may not be modified or amended orally. We acknowledge that, but for the promises and representations expressly contained in this Agreement, no other promise or representation of any kind has been made to induce either to execute this Agreement. Furthermore, Seller and Purchaser acknowledge that if any such promise or representation has been made, neither has relied, nor shall either be entitled to rely, upon any such promise or representation in deciding to enter into this Agreement.

(g) In the event Seller's principals, officers or directors form a new entity, whether corporate, partnership, limited liability company or otherwise, similar to that of Seller during the term of this Agreement or merge into any other entity (regardless of whether Seller is the surviving entity), such entity shall be deemed to have expressly assumed the obligations due Purchaser by Seller under this Agreement. Upon the formation of any such entity, Purchaser shall be deemed to have been granted an irrevocable power of attorney with authority to file, on behalf of the newly formed successor business, a new UCC financing statement with the appropriate secretary of state or UCC filing office. Purchaser shall be held-harmless and be relieved of any liability by Seller and such new entity as a result of Purchaser's filing any UCC financing statement and the resulting perfection of a lien in any of the successor entity's assets. In addition, Purchaser shall have the right to notify the successor entity's account debtors of Purchaser's lien rights, its right to collect all Accounts, and to notify any lender who has perfected a lien in such successor entity's assets.

(h) **Seller and Purchaser hereby irrevocably waive any right either may have to a trial by jury in respect of any litigation directly or indirectly at any time arising out of, under or in connection with this Agreement or any transaction contemplated hereby or associated herewith. Seller irrevocably waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages. Seller certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers. Seller acknowledges that Purchaser has been induced to enter into this Agreement and the transactions contemplated hereby, in part, as a result of the mutual waivers and certifications contained in this paragraph.**

Purchaser:

Capital Business Funding, LLC

By:________________________

Title:____CEO__________________

Executed this 8th___day of ____September___, 2017_.

Seller:

______Guerilla RF, Inc.__________________

By:_______________________

Title:____CEO____________________

Executed this 8th__day of___September_______, 2017_.

ADDENDUM

DEFINED TERMS

"Account Debtor" is intended to mean a particular customer of Seller.

"Accounts Receivable" is intended to mean and include each Account created as a result of the sale of goods and/or services furnished pursuant to and in compliance with a contract between Seller and its customers, and all accounts as defined under the Uniform Commercial Code of South Carolina as in effect from time to time.

"Account(s)" is intended to include **"accounts"** as defined in the Uniform Commercial Code of South Carolina, as in effect from time to time, and to mean a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, The terms "general intangibles", "goods", and "proceeds" shall have the meaning given thereto in the Uniform Commercial Code of South Carolina.

"Applicable Discount Fee" shall be provided in Exhibit "B".

"Business Day" is intended to mean a day on which banks in South Carolina are generally open for business.

"Collateral" is intended to mean all of Seller's right, title and interest in and to the following, whether now existing or hereafter arising: (a) any and all Reserves and all payments (if any) due or to become due to Seller from the Reserves and the Escrow Account, and (b) all Accounts Payable accounts

"Escrow Account" is intended to mean an escrow account to be maintained by and pledged to Purchaser as Collateral for Seller's obligations under the Agreement.

"Event of Default" as used in this Agreement shall mean the occurrence of any of the following events:

(a) The failure of Seller to punctually and properly observe, keep or perform any covenant, agreement or condition herein required to be observed, kept or performed; or required under any other agreement or contract that may be executed between Seller and Purchaser.

(b) A representation or warranty made by Seller in this Agreement shall prove to be untrue or incorrect or any financial statement, document, report or other statement purporting to represent the Account Receivable or the financial condition of Seller proves to be false or incorrect.

(c) The failure of Seller to, within two (2) business days, deliver to Purchaser a remittance received by Seller in payment of a purchased Account Receivable.

(d) The failure of Seller to pay any indebtedness owed by Seller to Purchaser whether or not said indebtedness arises hereunder or under some other agreement or contract by and between Seller and Purchaser.

(e) The appointment of a receiver or trustee for Seller or any guarantor.

(f) Seller or any guarantor becomes insolvent, is unable to pay its debts as they mature or makes an assignment for the benefit of creditors.

(g) Seller or any guarantor is adjudicated a debtor in bankruptcy or requests, either by way of petition or answer, that Seller be adjudicated a bankrupt or that Seller be allowed or granted any composition, reassignment, extension, reorganization or other relief under any bankruptcy law or any other law for the relief of debtors now or hereafter existing.

(h) An involuntary petition in bankruptcy is filed by or against Seller or any guarantor.

(i) A levy(s) or notice(s) of attachment, judgment, execution(s), tax lien(s) or assessment(s) or similar process is issued against Seller or the Collateral.

(j) The death or dissolution of Seller or the transfer of more than 50% of the Seller.

(k) The death, dissolution or incompetency of any guarantor of Seller's obligation.

(l) Seller fails to repurchase any Account Receivable as required herein.

(m) Purchaser has reasonable grounds to deem itself insecure.

"Maximum Discount Period" is intended to mean, as to each Account Receivable the period from the date Purchaser purchased such Account Receivable to the date ninety (90) days thereafter.

"Remedies" shall mean

(a) Declare any indebtedness secured hereby immediately due and payable.

(b) Exercise its rights as a secured party and enforce the security interest granted hereunder pursuant to applicable law, including, but not limited to, the right of Purchaser to establish contact with and instruct any and all of Seller's customers (including but not limited to Account Debtors) to remit payment(s) due or to become due arising from the sale of merchandise or rendering of services directly to Purchaser at Purchaser's address, whether or not said payments relate to Accounts Receivable purchased by Purchaser hereunder. Furthermore, Purchaser shall have the right to establish contact with and instruct any other party from whom Seller may be entitled to receive monies now due or to become due in the future to remit said monies to Purchaser at Purchaser's address. In the event Purchaser

deems it necessary to seek equitable relief, including, but not limited to, injunctive or receivership remedies, as a result of Seller's default, Seller waives any requirement that Purchaser post or otherwise obtain or procure any bond. Seller also waives any right to attorney's fees or costs in the event any equitable relief awarded is thereafter, for whatever reason(s), vacated, dissolved or reversed.

(c) Immediately terminate this Agreement as to future transactions, without affecting the rights and obligations of the parties occurring with respect to prior transactions.

(d) Enter the premises of Seller and take possession of the Collateral and of records pertaining to the Accounts Receivable and the Collateral.

(e) Grant extensions, compromise claims and settle Accounts Receivable for less than face value, all without prior notice to or authority of Seller, except as granted herein.

(f) Exercise all other rights conferred by law or equity or under this Agreement and resort to any remedy existing at law or in equity for the collection of any indebtedness secured hereby and for the enforcement of the covenants and agreements contained herein.

"Replacement Account" is intended to mean another Account Receivable acceptable to Purchaser in its sole discretion with a face value equal to or exceeding the face value of the unpaid Account Receivable.

"Reserve" is intended to mean ___15__% of the face amount of each Account Receivable. If by the 100th day after the invoice date, an Account Receivable has not been paid or repurchased, the Reserve with respect to such Account Receivable together with a fee in the amount of .25% per day from such 100th day of the unpaid amount shall be forfeited or paid to Purchaser as a "Handling Fee."

"Worthless Account" is intended to mean an Account Receivable that is or has become uncollectable, in the sole and absolute discretion of Purchaser.

Exhibit "A"

Invoice Listing

Invoice Number	Invoice Date	Amount of Invoice	Payor	Invoice Due Date

Exhibit "B"

Addendum to Contract

Applicable Discount Fee Addendum to Purchase and Sale Agreement dated the __8th____ day of __September___________, 2017__ by and between Capital Business Funding, LLC ("Purchaser") and __Guerrilla RF, Inc.______________________ ("Seller").

Applicable Discount Fee Schedule: A graduated applicable discount fee schedule (collected in arrears) shall be calculated on the face amount of each invoice with an advance rate of 85%. The fee schedule shall be as follows:

Days Receivable Outstanding	Discount Fee Charged at Funding
0-30	1.50%
31-89	
	0.0500% daily
91 days and over	Repurchase by Seller

The Client agrees that in the event the Prime Rate as published by The Wall Street Journal should increase above 4.25% the rate increase shall be borne by the Client proportionately by adjusting the discount fees.

It is further agreed by and between parties that the minimum amount purchased shall be the sum of $100,000.00 in a calendar quarter. In the event the amount purchased shall be less than $100,000.00 the discount rate stated herein, nevertheless, shall be calculated on the quarterly minimum herein stated. It is further agreed that the maximum amount outstanding in purchased invoices at any one time shall not exceed $300,000.00.

Seller:

Guerilla RF, Inc.

____

By: ______________________________

Its: CEO__________________________

September 8, 2017_________________

Date

____

Witness

Capital Business Funding, LLC

____

Vincent K. Rees
CEO

_September 8, 2017_________________

Date

____

Witness

Guerilla RF Modification of Exhibit B of Purchase and Sales Agreement

This is a modification of the Purchase and Sales Agreement dated September 8, 2017 between Guerilla RF, Inc. and Capital Business Funding, LLC.

The date of the modification is **January 22, 2021.**

The maximum amount of purchased invoices at any one time shall not exceed **$2,000,000.00**

All other terms and conditions to the agreement and documents relating to the agreement remain in effect.

____

Guerilla RF, Inc.

____

Capital Business Funding, LLC

Guerilla RF Modification of Exhibit B of Purchase and Sales Agreement

This is a modification of the Purchase and Sales Agreement dated September 8, 2017 between Guerilla RF, Inc. and Capital Business Funding, LLC.

The date of the modification is **December 4, 2020.**

The 0-30 rate of 1.50% is modified to **0.98%.**

The daily per diem of 0.0500% for days 31-89 is modified to **0.0327%.**

The maximum amount of purchased invoices at any one time shall not exceed **$1,000,000.00**

All other terms and conditions to the agreement and documents relating to the agreement remain in effect.

____

Guerilla RF, Inc.

____

Capital Business Funding, LLC